EXHIBIT 99.1

iCoreConnect

2023 Stock Plan

Section 1. Purpose.

The purpose of the iCoreConnect 2023 Stock Plan (the “Plan”) is to attract and retain outstanding individuals as Key Employees, Directors, and Consultants of the Company and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Key Employees, Directors, Consultants and to provide such Key Employees, Directors, and Consultants with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Key Employees, Directors, and Consultants with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Award” means any award or benefit granted under the Plan, which shall be a Stock Option, a Stock Award, a Stock Unit Award, an SAR Award, a Performance Award, or an Other Equity-Based Award.

2.2 “Award Agreement” means, as applicable, a Stock Option Agreement, Stock Award Agreement, Stock Unit Award Agreement, SAR Award Agreement, Performance Award Agreement, or Other Equity-Based Award Agreement evidencing an Award granted under the Plan.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means if at any time during the term of an Award granted under the Plan any of the following events occurs:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

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(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.5 “Committee” means a committee of one or more members of the Board designated by the Board to administer the Plan.

2.6 “Common Stock” means the Common Stock, par value $0.0001, of the Company.

2.7 “Company” means iCoreConnect, a Delaware Corporation.

2.8 “Consultant” means any individual or entity which performs bona fide services to the Company or Subsidiary, other than as an employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

2.9 “Director” means a director of the Company who is not an employee of the Company or a Subsidiary.

2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.11 “Fair Market Value” means, as of any date, the closing price of the Common Stock on Nasdaq (as reported in The Wall Street Journal) on such date, or if no trading occurred on such date, the trading day immediately preceding such date.

2.12 “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 5 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

2.13 “Key Employee” means an employee of the Company or any Subsidiary selected to participate in the Plan in accordance with Section 3.

2.14 “Non-Qualified Stock Option” or “NSO” means a Stock Option granted under Section 5 of the Plan that is not an Incentive Stock Option.

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2.15 “Other Equity-Based Award” means an Award that is not a Stock Option, SAR, Stock Award, Stock Award Unit, or Performance Share Award that is granted under Section 10 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

2.16 “Participant” means a Key Employee, Director, or Consultant selected to receive an Award under the Plan.

2.17 “Plan” means the iCoreConnect 2023 Stock Plan.

2.18 “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

2.19 “Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award.

2.20 “Performance Share Award” means any Award granted pursuant to Section 9 hereof.

2.21 “Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or cash based upon the performance of the Company during a Performance Period, as determined by the Committee.

2.22 “Securities Act” means the Securities Act of 1933, as amended.

2.23 “Stock Appreciation Right” or “SAR” means a grant of a right to receive shares of Common Stock or cash under Section 8 of the Plan.

2.24 “Stock Award” means a grant of shares of Common Stock under Section 6 of the Plan.

2.25 “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 5 of the Plan.

2.26 “Stock Unit Award” means a grant of a right to receive shares of Common Stock or cash under Section 7 of the Plan.

2.27 “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

2.28 “Total Share Reserve” means the total number of shares of Common Stock available for issuance under the Plan as set forth under and subject to the rules of Section 4 of the Plan.

Section 3. Administration.

3.1 The Board.

The Plan shall be administered by the Committee, which shall be comprised of at least two members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act and who are “independent” as defined under Nasdaq Rule 5605(a), unless the Board otherwise determines.

3.2 Authority of the Committee.

(a) The Committee, in its sole discretion, shall determine the Key Employees Directors, and Consultants to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. The terms and conditions of the Awards need not be the same with respect to each Participant or with respect to each Award.

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(b) To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Common Stock is listed or traded, the Committee may delegate to the Board, a subcommittee of the Board, the Chief Executive Officer of the Company, or other executive officer of the Company, its authority to grant Awards to Key Employees and Consultants and to determine the terms and conditions thereof, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act, and provided that such delegation sets forth the time period during which the Awards may be granted and the number of Awards that may be granted during such time period.

(c) The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.

(d) No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s Certificate of Incorporation and By-Laws.

3.3 Award Agreements.

(a) Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. An Award Agreement shall contain a vesting schedule as determined in the sole discretion of the Committee; provided that Stock Options and SAR Awards shall not become exercisable until at least one year following the date of grant, and the restrictions on Stock Awards and Stock Unit Awards shall not lapse for at least one year following the date of grant. In the sole discretion of the Board, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (i) an agreement not to compete with the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (ii) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (iii) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Committee shall determine.

(b) If the Participant shall fail to enter into any such agreement at the request of the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

Section 4. Shares of Common Stock Subject to Plan.

4.1 Total Number of Shares.

(a) The total number of shares of Common Stock that may be issued under the Plan shall be (i) 1,187,810 (the “ISO Limit”). Such shares may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 4.2 of the Plan.

(b) The Fair Market Value of shares of Common Stock that may be subject to Awards granted to any Director in any calendar year, together with the cash compensation paid to such Director in such calendar year, shall not exceed $300,000.

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(c) The number of shares of Common Stock delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or of any required withholding taxes, shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the Total Share Reserve. Any shares of Common Stock purchased by the Company with proceeds from a Stock Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the Total Share Reserve and shall not increase the number of shares available under the Plan.

(d) If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason (including for reasons described in Section 3.3), or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards and shall not count towards the Total Share Reserve.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Reserve.

4.2 Adjustment.

In the event of any reorganization, recapitalization, stock split, stock distribution, special or extraordinary dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or SARs or the price of Stock Awards or Stock Unit Awards under the Plan; (d) adjustments to any of the shares limitations set forth in Section 4.1 of the Plan; and (e) any other changes that the Committee determines to be equitable under the circumstances.

Section 5. Grants of Stock Options.

5.1 Grant.

Subject to the terms of the Plan, the Committee may from time to time grant Stock Options to Participants. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Key Employees will be NSOs. Stock Options granted under the Plan to Directors who are not employees of the Company or any Subsidiary will be NSOs.

5.2 Stock Option Agreement.

The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option, vesting terms and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan; provided, however, that no Stock Option shall be credited with any amounts equal to dividends and other distributions that a Participant would have received had he held the shares of Common Stock subject to an unexercised Stock Option.

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5.3 Exercise Price and Exercise Period.

With respect to each Stock Option granted to a Participant:

(a) The per share exercise price of each Stock Option shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.

(b) Each Stock Option shall become exercisable as provided in the related Stock Option Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion) or upon the occurrence of an event specified in the Award Agreement.

(c) Each Stock Option shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date fixed by the Committee in the Stock Option Agreement, which shall not be later than ten years after the date of grant; provided however, if a Participant is unable to exercise a Stock Option because trading in the Common Stock is prohibited by law or the Company’s insider-trading policy, the Stock Option exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

5.4 Required Terms and Conditions of ISOs.

In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

(a) The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 5.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

(b) Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth anniversary of the date the ISO was granted.

(c) No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by shareholders of the Company.

5.5 Exercise of Stock Options.

(a) A Participant entitled to exercise a Stock Option may do so by delivering written notice in accordance with procedures established by the Committee specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Committee may prescribe. All notices or requests provided for herein shall be delivered to the Chief Financial Officer of the Company.

(b) The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price:

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(i) in cash;

(ii) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;

(iii) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the exercise of the Stock Option having an aggregate Fair Market Value equal to the exercise price;

(iv) by delivering previously acquired shares of Common Stock that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or

(v) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

(c) The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise; provided that any shares of Common Stock purchased by a Participant through a broker-dealer pursuant to Section 5.5(b)(ii) or Section 10(b) shall be delivered to such broker-dealer in accordance with 12 C.F.R. §220.3(e)(4) or other applicable provision of law. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 6. Stock Awards.

6.1 Grant.

The Committee may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without consideration from such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Committee deems appropriate.

6.2 Stock Award Agreement.

Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant or sale (if any), the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

(a) The related Stock Award Agreement shall specify whether the shares of Common Stock are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b) The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as provided in the related Stock Award Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion) or upon the occurrence of an event specified in the Award Agreement.

(c) Except as provided in this subsection (c) and unless otherwise set forth in the related Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a shareholder with respect to such shares and shall have the rights of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares; provided that, the Committee shall have the discretion to have the Company accumulate and hold such dividends or distributions and to pay the same to the Participant only when the restrictions lapse. In either case, any such dividends or other distributions held by the Company attributable to the portion of a Stock Award that is forfeited shall also be forfeited.

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(d) The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Common Stock is forfeited, resold to the Company, or the restrictions lapse. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non - certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 7. Stock Unit Awards.

7.1 Grant.

The Committee may, in its discretion, grant Stock Unit Awards to any Participant. Each Stock Unit subject to the Award shall entitle the Participant to receive, on the date or the occurrence of an event (including the attainment of Performance Goals) as described in the Stock Unit Award Agreement, a share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the date of such event as provided in the related Stock Unit Award Agreement.

7.2 Stock Unit Agreement.

Each Stock Unit Award shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant (if any), the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Unit Award Agreement and the following specific rules:

(a) The related Stock Unit Agreement shall specify such provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b) The restrictions to which the shares of Stock Units awarded hereunder are subject shall lapse as provided in the related Stock Unit Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion) or upon the occurrence of an event specified in the Award Agreement.

(c) Except as provided in this subsection (c) and unless otherwise set forth in the related Stock Unit Agreement, the Participant receiving a Stock Unit Award shall have no rights of a shareholder, including voting or dividends or other distributions rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock. The related Stock Unit Award Agreement may provide that until the Stock Units are settled in shares or cash, the Participant shall receive on each dividend or distribution payment date applicable to the Common Stock an amount equal to the dividends or other distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock. The Committee shall have the discretion to have the Company accumulate and hold such amounts and to pay the same to the Participant only when the restrictions lapse and amounts held by the Company attributable to the portion of the Stock Unit Award that is forfeited shall be forfeited.

(d) Upon settlement of Stock Units into Common Stock, the Company shall issue, in the name of the Participant, stock certificates representing a number of shares of Common Stock equal to the number of Stock Units being settled. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

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Section 8. SARs.

8.1 Grant.

The Committee may grant SARs to Participants. SARs may be granted alone (“Free Standing Rights”) or in tandem with a Stock Option granted under the Plan (“Related Rights”). Any Related Right that relates to a NSO may be granted at the same time the Stock Option is granted or at any time thereafter but before the exercise or expiration of the Stock Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted. Upon exercise, an SAR entitles the Participant to receive from the Company the number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of shares with respect to which the SAR is being exercised. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise. Cash shall be delivered in lieu of any fractional shares. The terms and conditions of any such Award shall be determined at the time of grant.

8.2 SAR Agreement.

(a) Each SAR shall be evidenced by a written SAR Agreement specifying the terms and conditions of the SAR as the Committee may determine, including the SAR exercise price, expiration date of the SAR, the number of shares of Common Stock to which the SAR pertains, the form of settlement and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan; provided, however, that no SAR shall be credited with any amounts equal to dividends and other distributions that a Participant would have received had he held the shares of Common Stock subject to an unexercised SAR.

(b) The per share of Common Stock exercise price of each SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(c) Each SAR shall expire and all rights thereunder shall cease on the date fixed by the Committee in the related SAR Agreement, which shall not be later than the ten years after the date of grant; provided however, if a Participant is unable to exercise an SAR because trading in the Common Stock is prohibited by law or the Company’s insider-trading policy, the SAR exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

(d) Each SAR shall become exercisable as provided in the related SAR Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate (in full or in part) the date as of which any SAR shall become exercisable in the event of the Participant’s termination of employment, or service on the Board, without cause (as determined by the Committee in its sole discretion) or upon the occurrence of an event specified in the Award Agreement.

(e) A person entitled to exercise an SAR may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of shares of Common Stock with respect to which the SAR is being exercised and any other information the Committee may prescribe. As soon as reasonably practicable after the exercise of an SAR, the Company shall (i) issue, in the name of the Participant, stock certificates representing the total number of full shares of Common Stock to which the Participant is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional share, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares it would otherwise be obligated to deliver.

(f) Notwithstanding anything to the contrary in this Section 8, a Related Right granted simultaneously with or subsequent to the grant of a Stock Option and in conjunction therewith shall have the same exercise price as the related Stock Option, shall be transferable only upon the same terms and conditions as the related Stock Option, and shall be exercisable only to the same extent as the related Option; provided, however, that an SAR, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the SAR and related Stock Option exceeds the exercise price per share thereof and no SARs may be granted in tandem with an Option unless the Committee determines that the requirements of Section 8.1 are satisfied.

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Section 9. Performance Share Awards.

9.1 Grant

Each Performance Share Award granted under the Plan shall be evidenced by a Performance Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or amount cash subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

9.2 Earning Performance Share Awards.

The number of Performance Shares earned by a Participant will depend on the extent to which the Performance Goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

Section 10. Other Equity-Based Awards.

The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Other Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement.

Section 11. Change in Control.

11.1 Effect of a Change in Control.

(a) Notwithstanding any of the provisions of the Plan or any outstanding Award Agreement, upon a Change in Control of the Company, the Committee is authorized and has sole discretion to provide that (i) some or all outstanding Awards shall become fully exercisable, (ii) restrictions applicable to some or all Awards shall terminate or lapse in or full or in part, (iii) the Performance Period applicable to some or all Awards shall lapse in full or in the part, or (iv) the Performance Goals applicable to some or all Awards shall be deemed satisfied at the target level, maximum, or any other level.

(b) In addition to the Committee’s authority set forth in Section 3, upon such Change in Control of the Company, the Committee is authorized and has sole discretion as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any outstanding Stock Option or SAR, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option or SAR been currently exercisable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; (iii) cause any such Award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control; (iv) cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company (in the case of any Option or SAR Award with an exercise price that equals or exceeds the price paid for a share of Common Stock, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor).

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Section 12. Payment of Taxes.

In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state, local or foreign income tax purposes as a result of such Award or to comply with applicable law. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

(a) in cash;

(b) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes;

(c) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld;

(d) by delivering previously acquired shares of Common Stock of the Company that have an aggregate Fair Market Value equal to the amount required to be withheld; or

(e) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Section 13. Postponement.

The Board may postpone any grant or settlement of an Award or exercise of a Stock Option or SAR for such time as the Committee in its sole discretion may deem necessary in order to permit the Company:

(a) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including upon the exercise of an Option, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(b) to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

(c) to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of an Award and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.

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Section 14. Nontransferability.

(a) Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than by will or by the laws of descent and distribution.

(b) Notwithstanding Section 14(a), a Participant, at any time prior to his or her death, may assign all or any portion of an outstanding NSO to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant, (iii) a partnership of which his or her spouse and lineal descendants are the only partners, or (iv) a tax exempt organization as described in Section 50l(c)(3) of the Code. In such event, the transferee shall be entitled to all of the rights of the Participant with respect to the assigned portion of such NSO, and such portion of the NSO shall continue to be subject to all of the terms, conditions and restrictions applicable to the NSO, as set forth herein, and in the related Option Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if the Participant does not receive any consideration therefor, and the assignment is expressly approved by the Company. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Company on or prior to the effective date of the assignment.

Section 15. Termination or Amendment of Plan and Award Agreements.

15.1 Termination or Amendment of Plan.

(a) Except as described in Section 15.2 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the shareholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b) The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Participants who are located outside of the United States to participate in the Plan.

15.2 Amendment of Award Agreements.

The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

Section 16. No Contract of Employment.

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

Section 17. Applicable Law.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

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Section 18. Clawback.

Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

Section 19. Section 409A.

19.1 General.

The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 19.1 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

19.2 Separation from Service.

If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

19.3 Payments to Specified Employees.

Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made. Furthermore, notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.

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Section 20. Effective Date and Term of Plan.

20.1 Effective Date.

(a) The Plan has been adopted by the Board, and is effective, as of August 25, 2023 (the “Effective Date”).

(b) The Plan was approved by the shareholders of the Company on August 25, 2023.

20.2 Term of Plan.

Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the 10th anniversary Effective Date.

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THIS DOCUMENT CONSTITUTES PART OF THE SECTION 10(a) PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

iCoreConnect, Inc. 2023 Stock Plan

Incentive Stock Option Agreement

The employee identified below has been selected to be a Participant in the iCoreConnect, Inc. 2023 Stock Plan (the “Plan”) and has been granted an Incentive Stock Option as outlined below:

Participant:

Date of Grant:

Shares Covered by the Option:

Option Exercise Price: $

Expiration Date:

Vesting Schedule: The Option shall vest in [__] equal installments (or _____ shares each installment) on each of the succeeding [__] anniversary dates of the Date of Grant (i.e., the first such installment shall vest on the [___] of the Date of Grant), provided Participant is employed by the Company or providing services to the Company on each such vesting date.

This Agreement, effective as of the Date of Grant set forth above, is between iCoreConnect, Inc., a Delaware corporation (the “Company”), and the Participant named above. The parties hereto agree as follows:

The Plan provides a complete description of the terms and conditions governing the Option. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall govern. All capitalized terms shall have the meanings ascribed to them in the Plan, unless otherwise set forth herein. A copy of the Plan is attached hereto and the terms of the Plan are hereby incorporated by reference.

1. Stock Option Grant. Subject to the provisions set forth herein and the terms and conditions of the Plan, and in consideration of the agreements of the Participant herein provided, the Company hereby grants to the Participant an Option to purchase from the Company the number of shares of Common Stock, at the exercise price per share, and on the schedule, set forth above. The grant is intended to be an incentive stock option as that term is described in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code'').

2. Acceptance by Participant. The exercise of the Option is conditioned upon the acceptance of this Agreement by the Participant.

3. Exercise of Option. Subject to Section 4 below, the Participant may exercise the vested portion of the Option at any time prior to the Expiration Date. Written notice of an election to exercise any portion of the Option shall be given by the Participant, or his or her personal representative in the event of the Participant’s death, to the Company’s Chief Financial Officer (or Chief Executive Officer if the Participant is the Chief Financial Officer), in accordance with procedures established by the Compensation Committee of the Board of Directors of the Company (the “Committee”) as in effect at the time of such exercise.

At the time of exercise of the Option, payment of the purchase price for the shares of Common Stock with respect to which the Option is exercised, and of an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements, must be made by one or more of the following methods: (a) in cash, (b) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice and irrevocable instructions to deliver the purchase price or withholding tax to the Company from the proceeds of the sale of shares subject to the Option, (c) if permitted by the Committee, by directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of the Option with a fair market value equal to the amount of the purchase price or the tax to be withheld and/or (d) by delivery to the Company of other Common Stock owned by the Participant that is acceptable to the Company, valued at its then fair market value.

No shares shall be issued upon exercise of the Option until full payment of the exercise price and tax withholding obligation has been made.

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If the Fair Market Value of shares subject to the portion of an Option (determined with respect to each Option at the time of grant) that vests during a calendar year exceeds $100,000, the portion of such Option that exceeds this limitation shall be a Non-Qualified Stock Option. Thus, vesting or accelerated vesting of the Option may result in all or any part of the Option being treated as a Non-Qualified Stock Option.

4. Exercise Upon Termination of Employment. If the Participant’s employment with the Company and all subsidiaries terminates without cause (as determined by the Committee in its sole discretion) and for any reason other than death, disability or retirement, the then vested portion of the Option shall continue to be exercisable until the earlier of the 90th day after the date of the Participant’s termination or the date the Option expires by its terms. The portion of the Option not vested as of the date of such termination of employment shall expire as of such date and shall not be exercisable.

If the Participant’s employment with the Company and all subsidiaries terminates due to death, disability or retirement, the then vested portion of the Option shall continue to be exercisable until the earlier of one year after the date of the Participant’s termination or the date the Option expires by its terms. The portion of the Option not vested as of the date of such termination of employment shall expire as of such date and shall not be exercisable.

If the Participant’s employment with the Company and all subsidiaries is terminated by the Company for cause (as determined by the Committee in its sole discretion), the Option shall expire on the date of such termination, and no portion shall be exercisable after the date of such termination.

For purposes of this Section 4, (A) “disability” has the meaning, and will be determined, as set forth in the Company’s long term disability program in which the Participant participates, and (B) “retirement” means the Participant’s termination from employment with the Company and all subsidiaries without cause (as determined by the Committee in its sole discretion) when the Participant is 65 or older or 55 or older with 10 years of service with the Company and its subsidiaries.

The foregoing provisions of this Section 4 shall be subject to the provisions of any written employment or severance agreement that has been or may be executed by the Participant and the Company, and the provisions in such employment or severance agreement concerning exercise of the Option shall supersede any inconsistent or contrary provision of this Section 4.

5. Confidentiality and Non-Compete Agreement. Notwithstanding any other provision of this Agreement, in the event the Committee determines that the Participant has breached any provision of any confidentiality and/or non-compete agreement in effect between the Participant and the Company, (a) the then outstanding and unexercised portion of the Option (whether vested or unvested) shall be cancelled and forfeited back to the Company and (b) the Participant shall remit to the Company within 30 days of written notice from the Committee a cash payment equal to the number of shares of Common Stock subject to the portion of the Option that was previously exercised, multiplied by the excess of the fair market value of the Common Stock on the date of exercise over the Option Exercise Price. The Company shall be entitled, as permitted by applicable law, to deduct the amount of such payment from any amounts the Company may owe to the Participant.

6. Non-transferability of Options. The Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

7. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Option is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his or her lifetime. In the absence of any such designation, or if all beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

8. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the Option and this Agreement until such time as the exercise price has been paid and the shares have been issued and delivered to him or her.

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9. Surrender of or Changes to Agreement. In the event the Option shall be exercised in whole, this Agreement shall be surrendered to the Company for cancellation. In the event the Option shall be exercised in part or a change in the number of designation of the shares of Common Stock shall be made, this Agreement shall be delivered by the Participant to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the change in the number or designation of such shares.

10. Recoupment. Notwithstanding any other provision of this Option, to the extent required by applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company shall have the right to seek recoupment of all or any portion of this Option (including by forfeiture of any outstanding Option or by the Participant's remittance to the Company of shares issued hereunder or of a cash payment equal to such shares). The value with respect to which such recoupment is sought shall be determined by the Committee. The Committee shall be entitled, as permitted by applicable law, to deduct the amount of such payment from any amounts the Company may owe to the Participant.

11. Administration. The Option shall be exercised in accordance with such administrative regulations as the Committee shall from time to time adopt. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of, the Plan and this Agreement, all of which shall be binding upon the Participant.

12. Governing Law. This Agreement, and the Option, shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.

* * *

By accepting this Agreement, the Participant agrees to be bound by the terms hereof.

iCoreConnect, Inc.

By: _______________________________________________

Title: ______________________________________________

Participant

By: _______________________________________________

Print Name: ________________________________________

17

THIS DOCUMENT CONSTITUTES PART OF THE SECTION 10(a) PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

iCoreConnect, Inc. 2023 Stock Plan

Non-Qualified Stock Option Agreement

The employee identified below has been selected to be a Participant in the iCoreConnect, Inc. 2023 Stock Plan (the “Plan”) and has been granted a Non-Qualified Option as outlined below:

Participant:

Date of Grant:

Shares Covered by the Option:

Option Exercise Price: $

Expiration Date:

Vesting Schedule: The Option shall vest in [__] equal installments (or [_____] shares each installment) on each of the succeeding [___] dates of the Date of Grant (i.e., the first such installment shall vest on the [___] of the Date of Grant), provided Participant is employed by the Company or providing services to the Company on each such vesting date.

This Agreement, effective as of the Date of Grant set forth above, is between iCoreConnect, Inc., a Delaware corporation (the “Company”), and the Participant named above. The parties hereto agree as follows:

The Plan provides a complete description of the terms and conditions governing the Option. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall govern. All capitalized terms shall have the meanings ascribed to them in the Plan, unless otherwise set forth herein. A copy of the Plan is attached hereto and the terms of the Plan are hereby incorporated by reference.

1. Stock Option Grant. Subject to the provisions set forth herein and the terms and conditions of the Plan, and in consideration of the agreements of the Participant herein provided, the Company hereby grants to the Participant an Option to purchase from the Company the number of shares of Common Stock, at the exercise price per share, and on the schedule, set forth above.

2. Acceptance by Participant. The exercise of the Option is conditioned upon the acceptance of this Agreement by the Participant.

3. Exercise of Option. Subject to Section 4 below, the Participant may exercise the vested portion of the Option at any time prior to the Expiration Date. Written notice of an election to exercise any portion of the Option shall be given by the Participant, or his or her personal representative in the event of the Participant’s death, to the Company’s Chief Financial Officer (or Chief Executive Officer if the Participant is the Chief Financial Officer), in accordance with procedures established by the Compensation Committee of the Board of Directors of the Company (the “Committee”) as in effect at the time of such exercise.

At the time of exercise of the Option, payment of the purchase price for the shares of Common Stock with respect to which the Option is exercised, and of an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements, must be made by one or more of the following methods: (a) in cash, (b) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice and irrevocable instructions to deliver the purchase price or withholding tax to the Company from the proceeds of the sale of shares subject to the Option, (c) if permitted by the Committee, by directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of the Option with a fair market value equal to the amount of the purchase price or the tax to be withheld and/or (d) by delivery to the Company of other Common Stock owned by the Participant that is acceptable to the Company, valued at its then fair market value.

No shares shall be issued upon exercise of the Option until full payment of the exercise price and tax withholding obligation has been made.

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4. Exercise Upon Termination of Employment. If the Participant’s employment with the Company and all subsidiaries terminates without cause (as determined by the Committee in its sole discretion) and for any reason other than death, disability or retirement, the then vested portion of the Option shall continue to be exercisable until the earlier of the 90th day after the date of the Participant’s termination or the date the Option expires by its terms. The portion of the Option not vested as of the date of such termination of employment shall expire as of such date and shall not be exercisable.

If the Participant’s employment with the Company and all subsidiaries terminates due to death, disability or retirement, the then vested portion of the Option shall continue to be exercisable until the earlier of one year after the date of the Participant’s termination or the date the Option expires by its terms. The portion of the Option not vested as of the date of such termination of employment shall expire as of such date and shall not be exercisable.

If the Participant’s employment with the Company and all subsidiaries is terminated by the Company for cause (as determined by the Committee in its sole discretion), the Option shall expire on the date of such termination, and no portion shall be exercisable after the date of such termination.

For purposes of this Section 4, (A) “disability” has the meaning, and will be determined, as set forth in the Company’s long term disability program in which the Participant participates, and (B) “retirement” means the Participant’s termination from employment with the Company and all subsidiaries without cause (as determined by the Committee in its sole discretion) when the Participant is 65 or older or 55 or older with 10 years of service with the Company and its subsidiaries.

The foregoing provisions of this Section 4 shall be subject to the provisions of any written employment or severance agreement that has been or may be executed by the Participant and the Company, and the provisions in such employment or severance agreement concerning exercise of the Option shall supersede any inconsistent or contrary provision of this Section 4.

5. Confidentiality and Non-Compete Agreement. Notwithstanding any other provision of this Agreement, in the event the Committee determines that the Participant has breached any provision of any confidentiality and/or non-compete agreement in effect between the Participant and the Company, (a) the then outstanding and unexercised portion of the Option (whether vested or unvested) shall be cancelled and forfeited back to the Company and (b) the Participant shall remit to the Company within 30 days of written notice from the Committee a cash payment equal to the number of shares of Common Stock subject to the portion of the Option that was previously exercised, multiplied by the excess of the fair market value of the Common Stock on the date of exercise over the Option Exercise Price. The Company shall be entitled, as permitted by applicable law, to deduct the amount of such payment from any amounts the Company may owe to the Participant.

6. Non-transferability of Options. The Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

7. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Option is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his or her lifetime. In the absence of any such designation, or if all beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

8. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the Option and this Agreement until such time as the exercise price has been paid and the shares have been issued and delivered to him or her.

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9. Surrender of or Changes to Agreement. In the event the Option shall be exercised in whole, this Agreement shall be surrendered to the Company for cancellation. In the event the Option shall be exercised in part or a change in the number of designation of the shares of Common Stock shall be made, this Agreement shall be delivered by the Participant to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the change in the number or designation of such shares.

10. Recoupment. Notwithstanding any other provision of this Option, to the extent required by applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company shall have the right to seek recoupment of all or any portion of this Option (including by forfeiture of any outstanding Option or by the Participant's remittance to the Company of shares issued hereunder or of a cash payment equal to such shares). The value with respect to which such recoupment is sought shall be determined by the Committee. The Committee shall be entitled, as permitted by applicable law, to deduct the amount of such payment from any amounts the Company may owe to the Participant.

11. Administration. The Option shall be exercised in accordance with such administrative regulations as the Committee shall from time to time adopt. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of, the Plan and this Agreement, all of which shall be binding upon the Participant.

12. Governing Law. This Agreement, and the Option, shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.

* * *

By accepting this Agreement, the Participant agrees to be bound by the terms hereof.

iCoreConnect, Inc.

By: _______________________________________________

Title: ______________________________________________

Participant

By: _______________________________________________

Print Name: ________________________________________

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THIS DOCUMENT CONSTITUTES PART OF THE SECTION 10(a) PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

ICORECONNECT, INC.

2023 STOCK PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR KEY EMPLOYEES

A Restricted Stock Unit (“RSU”) Award (the “Award”) is hereby granted by iCoreConnect, Inc., a Delaware corporation (the “Company”), to the Key Employee named below (the “Grantee”), relating to the Common Stock of the Company:

Key Employee :

Date of Award:

Number of RSUs Subject to Award:

End of Vesting Period:

The Award shall be subject to the following terms and conditions and the provisions of the iCoreConnect, Inc. 2023 Stock Plan (the “Plan”), a copy of which is attached hereto and the terms of which are hereby incorporated by reference:

1. Grant of Award. The Company hereby grants to the Grantee the Award of RSUs. An RSU is the right, subject to the terms and conditions of the Plan and this Agreement, to receive a distribution of one share of Common Stock.

2. Acceptance by Grantee. The receipt of the Award is conditioned upon its acceptance by the Grantee in the space provided therefor at the end of this Agreement and the return of an executed copy of this Agreement to the Secretary of the Company. If the Grantee shall fail to return this executed Agreement, the Grantee’s Award shall be forfeited to the Company.

3. RSU Account. The Company shall maintain an account (the “RSU Account”) on its books in the name of the Grantee which shall reflect the number of RSUs awarded to the Grantee and any dividend equivalents paid to the Grantee as described in Section 4.

4. Dividend Equivalents. Upon the payment of any dividends on Common Stock occurring during the period beginning on the date of the Award and ending on the date the RSUs are settled in Common Stock (or the date the RSUs are forfeited), the Company shall credit the Grantee’s RSU Account with an amount equal in value to the dividends that the Grantee would have received had the Grantee been the actual owner of the number of shares of Common Stock represented by the RSUs in the Grantee’s RSU Account on that date. Such amounts shall be paid to the Grantee in cash at the time and to the extent the RSU Account is distributed to the Grantee. Any dividend equivalents relating to RSUs that are forfeited shall also be forfeited.

5. Nontransferability. Except as set forth in Section 12 of the Plan, neither the Award nor any of the RSUs subject to the Award may be sold, assigned, pledged, encumbered or otherwise transferred, voluntarily or involuntarily. Any attempted sale, assignment, pledge, encumbrance or transfer of the Award, other than in accordance with its terms, shall be void and of no effect.

6. Vesting.

(a) Except as set forth in (b) and (c) below, the Grantee shall become vested in the Award as follows: _________________________

(b) If the Grantee’s employment with the Company and all Subsidiaries terminates for any reason, unvested RSUs subject to the Award shall be forfeited to the Company, and the Grantee’s rights, title and interest with respect to such forfeited RSUs shall automatically lapse and be of no further force or effect. The Grantee hereby irrevocably designates and appoints the Secretary of the Company as the Grantee’s agent and attorney in fact, to act for or on behalf of the Grantee and in his name and stead, for the limited purpose of executing any documents and instruments to further evidence the forfeiture of the unvested RSUs.

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(c) The foregoing provisions of this Section 6 shall be subject to the provisions of any written employment or severance agreement that has been or may be executed by the Grantee and the Company, and the provisions in such employment or severance agreement concerning the vesting of an Award shall supersede any inconsistent or contrary provision of this Section 6.

7. Settlement of Award. If the Grantee becomes vested in the Award in accordance with Section 6, within 30 days following the date of vesting, the Company shall distribute to the Grantee, or his or her personal representative, beneficiary or estate, as applicable, (a) a number of shares of Common Stock equal to the number of vested RSUs subject to the Award and (b) a cash payment equal to the dividend equivalents that are payable pursuant to Section 4.

8. Withholding Taxes. The Grantee shall pay to the Company an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock upon settlement of any vested RSUs covered by the Award. The Company in its sole discretion may permit the payment of additional withholding taxes up to the maximum statutory rate. Payment of such taxes may be made by one or more of the following methods: (a) in cash, (b) in cash received from a broker-dealer to whom the Grantee has submitted a notice and irrevocable instructions to deliver to the Company proceeds from the sale of a portion of the shares deliverable upon settlement of the Award, (c) by delivery to the Company of other Common Stock owned by the Grantee that is acceptable to the Company, valued at its then Fair Market Value, and/or (d) by directing the Company to withhold such number of shares of Common Stock otherwise deliverable upon settlement of the Award with a Fair Market Value equal to the amount of tax to be withheld.

9. Share Delivery. Delivery of shares of Common Stock upon settlement of the Award will be by book-entry credit to an account in the Grantee’s name established by the Company with the Company’s transfer agent; provided that the Company shall, upon written request from the Grantee (or his estate or personal representative, as the case may be), issue certificates in the name of the Grantee (or his estate or personal representative) representing such Award shares.

10. Rights as Stockholder. The Grantee shall not be entitled to any of the rights of a stockholder of the Company with respect to the Award, including the right to vote and to receive dividends and other distributions, until and to the extent the Award is settled in shares of Common Stock.

11. Insider Trading Policy. The sale or transfer of any shares of Common Stock delivered upon settlement of the Award is subject to the provisions of the Company’s Insider Trading Policy, as in effect from time to time.

12. Recoupment. Notwithstanding any other provision of this Agreement, to the extent required by applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company shall have the right to seek recoupment of all or any portion of an Award (including by forfeiture of any outstanding Award or by the Grantee’s remittance to the Company of vested Award shares or of a cash payment equal to the vested Award shares). The value with respect to which such recoupment is sought shall be determined by the Committee. The Committee shall be entitled, as permitted by applicable law, to deduct the amount of such payment from any amounts the Company may owe to the Grantee.

13. Employment Status. This Agreement does not give the Grantee the right to be retained as an employee of the Company.

14. Administration. The Award shall be administered in accordance with such regulations as the Committee shall from time to time adopt.

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15. Plan Governs. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall govern. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

16. Governing Law. This Agreement, and the Award, shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.

IN WITNESS WHEREOF, this Agreement is executed effective as of the ____ day of _____, 20___.

iCoreConnect, Inc.

By: ___________________________________________

AGREED AND ACCEPTED:

I acknowledge receipt of the iCoreConnect, Inc. 2023 Stock Plan, and hereby accept this Restricted Stock Unit Award subject to all the terms and conditions thereof. I agree to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions arising under the Plan or this Award Agreement.

GRANTEE

Print Name:

Signature: ______________________________________

Date: __________________________________________

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